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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for the year ended December 31, 2000, of our report dated January 17, 2001 included in the 2000 Annual Report to the Shareholders of County Bank Corp.

/s/ Plante & Moran, LLP

PLANTE & MORAN, LLP
Auburn Hills, Michigan
March 23, 2001